Exhibit 10.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

AMENDMENT NO. 2 TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 2 is entered into as of the 15th day of April, 2008 (the “Amendment”), by and between Richard E. Davis (the “Executive”) and NMT Medical, Inc., a Delaware corporation (the “Company”), to amend the Amended and Restated Employment Agreement, dated as of May 20, 2004, as amended by Amendment No. 1 to the Amended and Restated Employment Agreement, dated as of August 14, 2006, by and between the Executive and the Company (as amended, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Parties, acting in accordance with Section 23 of the Agreement, desire to amend the Agreement to provide for (i) the increase of the annual base salary of the Executive to $359,000 and (ii) an increase in the amount of the cash payment to the Executive in the event of a Change of Control of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Section 3 of the Agreement shall be deleted in its entirety and replaced with the following:

“During the Employment Term and effective as of February 14, 2008, the Executive shall be paid an annual base salary of $359,000 (“Salary”), subject to deductions for social security, state payroll and unemployment and all other legally required or authorized deductions and withholding. The Executive’s Salary shall be payable in accordance with the Company’s standard payroll practice. The Joint Compensation and Options Committee of the Board of Directors (the “Compensation Committee”) shall review and establish the Executive’s Salary at least on an annual basis, on February 14 of each year during the Employment Term.”

2. Schedule I to the Agreement shall be amended by inserting the following table in lieu of the table contained therein:

Deal Consideration Per Share	Payment to Executive
Less than or equal to $[**] per share	.33% of the Total Deal Consideration
Greater than $[**] but less than or equal to $[**] per share	.8325% of the Total Deal Consideration
Greater than $[**] but less than or equal to $[**] per share	1.0% of the Total Deal Consideration
Greater than $[**] per share but less than or equal to $[**] per share	1.167% of the Total Deal Consideration
Greater than $[**] per share	1.4% of the Total Deal Consideration

3. The Agreement, as supplemented and modified by this Amendment, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the Parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

4. Upon execution of this Amendment by the Parties, on and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts without reference to the principles of conflicts of law.

6. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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THE UNDERSIGNED have executed this Amendment effective as of the date first written above.

COMPANY:

NMT Medical, Inc.

By:	/s/ John E. Ahern
John E. Ahern
President and Chief Executive Officer

EXECUTIVE:

/s/ Richard E. Davis
Richard E. Davis